UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 30, 2015

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1720 South Bellaire Street, Suite 325
Denver, Colorado		80222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: (800) 420-4866

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2015, CannaSys, Inc., executed a 12% Convertible Promissory Note in favor of Kodiak Capital Group, LLC, a Delaware limited liability company (“Kodiak”), in the total face value of $50,000. Kodiak funded the initial consideration of $35,000 under the note on November 30, 2015, less $15,000, which was retained by Kodiak through an original issue discount for due diligence and legal expenses related to the transaction. The note is unsecured, accrues interest at 12% per annum, is due and payable on December 1, 2016, and the outstanding amount due on the note is immediately convertible into restricted shares of CannaSys common stock, at Kodiak’s sole discretion, at the lower of the closing bid price on the principal market on the trading day preceding the note date or 50% of the lowest closing bid price for the common stock during the 30 consecutive trading days immediately preceding the conversion date, with some exceptions.

In addition, on December 15, 2015, CannaSys and Kodiak entered into an Equity Purchase Agreement that provides the terms and conditions for Kodiak’s purchase of up to $1,000,000 of CannaSys common stock. Pursuant to the Equity Purchase Agreement, CannaSys also entered into a Registration Rights Agreement and Convertible Promissory Note due July 15, 2016, in the principal amount of $50,000 that represents the commitment fee paid to Kodiak under the Equity Purchase Agreement. The Convertible Note may be converted into restricted shares of CannaSys common stock at any time after May 15, 2016 at a conversion price equal to 50% of the lowest closing bid price for the common stock for the 30 trading dates ending on the trading day immediately before the relevant conversion date. Under the Registration Rights Agreement, CannaSys is required to file an S-1 registration statement within 30 days of the closing date to register the shares of common stock to be purchased by Kodiak under the Equity Purchase Agreement.

The securities represented by the notes and Equity Purchase Agreement were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Kodiak is an “accredited investor” as defined in Rule 501(a) of Regulation D. Kodiak confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares of common stock on conversion of the note, if any, will bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated by reference in this Item 3.02.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.20	12% Convertible Note between CannaSys, Inc. and Kodiak Investment Group, LLC, dated November 30, 2015	Attached
10.21	Equity Purchase Agreement between CannaSys, Inc. and Kodiak Investment Group, LLC, dated December 15, 2015	Attached
10.22	Registration Rights Agreement between CannaSys, Inc. and Kodiak Investment Group, LLC, dated December 15, 2015	Attached
10.23	Convertible Promissory Note due July 15, 2016	Attached
_______________________________________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: December 22, 2015	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer